Exhibit 99.1

PDS Biotech Announces Preclinical Publication in Peer Reviewed Viruses Journal Showing Superior CD4 T Cell Induction by Infectimune™

Infectimune™ (R-DOTAP) nanoparticles significantly enhance cytokine-inducing, CD4 T cell responses compared to leading commercial adjuvants being used in approved vaccines

FLORHAM PARK, N.J., Feb. 16, 2023 (GLOBE NEWSWIRE) -- PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immunotherapy company developing a growing pipeline of targeted immunotherapies for cancer and infectious disease, announced that new research performed in the laboratory of preeminent CD4 T cell researcher, Andrea Sant, PhD at the University of Rochester Center for Vaccine Biology and Immunology, was published in the peer-reviewed journal, Viruses. The preclinical research studied Infectimune™, PDS Biotech’s novel investigational infectious disease immune activating platform, and demonstrated the technology’s potency in eliciting CD4 T cells. The studies focused on comparing Infectimune™ induced immune responses following primary vaccination against influenza with immune responses induced by leading vaccine adjuvants. This publication follows a recent article in Viruses highlighting the ability of Infectimune™ to generate a broad immune response against viruses, including SARS-CoV-2 and multiple strains of influenza.

The paper, titled, “R-DOTAP cationic lipid nanoparticles outperform squalene-based adjuvant systems in elicitation of CD4 T cells after recombinant influenza hemagglutinin vaccination,” reported findings from a preclinical study investigating the ability of Infectimune™ (R-DOTAP) to promote CD4 T cell responses to vaccination with recombinant influenza protein. Infectimune™ was compared to AddaVax™, which is analogous to commercial adjuvant MF59®, and AddaVax™ combined with CpG, a commercial adjuvant, using HA-B as the influenza vaccine antigen. Results from the study concluded that Infectimune™ dramatically enhanced CD4 T cell responses to recombinant HA-B proteins relative to AddaVax™ and AddaVax™ plus CpG. Further, the Infectimune™ elicited CD4 T cells displayed abundant Interferon (IFN)-gamma and Interleukin (IL)-2 production that are critical for protective immunity. CD4 T cells are documented to present multiple functions including CD8 T cell expansion and antibody responses as well as direct anti-viral effects and potentiation of antigen presenting function to enhance protection against viral infection.

“Influenza remains challenging due to low immune responses, especially in the elderly. Thus, there is a significant opportunity to develop a flu vaccine that induces broadly protective responses to influenza,” stated Dr. Gregory Conn, Chief Scientific Officer of PDS Biotech.

Dr. Sant, the senior author on the paper stated, “These results showing the potency of R-DOTAP to promote epitope-specific, cytokine-inducing CD4 T cells against a recombinant influenza antigen are exceptionally promising.”

The preclinical research published in Viruses demonstrates the ability of Infectimune™ to significantly boost CD4 T cell activity, suggesting that Infectimune™ based vaccines could provide durable protection against seasonal flu and potentially emerging pandemic flu.

The research was supported by grants from the NIAID Collaborative Influenza Vaccine Innovation Centers (CIVICs) program and funded in part by the National Institute of Allergy and Infectious Diseases.

About Infectimune™

Infectimune™ is a novel investigational immune activating platform that generates broad and robust antibody and T cell responses that provide durable protection against infectious disease. Infectimune™ based vaccines are given by intramuscular injection and generate robust and durable protection against infectious agents in preclinical studies. Infectimune™ based vaccines have demonstrated safety in preclinical studies and appear to provide more robust and longer-lasting protection against infectious disease.

About PDS Biotechnology

PDS Biotech is a clinical-stage immunotherapy company developing a growing pipeline of targeted cancer and infectious disease immunotherapies based on our proprietary Versamune®, PDS0301, and Infectimune™ T cell-activating platforms. We believe our targeted Versamune® and PDS0301 based candidates have the potential to overcome the limitations of current immunotherapy approaches through the activation of the right type, quantity and potency of T cells. To date, our lead Versamune® clinical candidate, PDS0101, has demonstrated the ability to reduce tumors and stabilize disease in combination with approved and investigational therapeutics in patients with a broad range of HPV16-associated cancers in multiple Phase 2 clinical trials. Our Infectimune™ based vaccines have also demonstrated the potential to induce not only robust and durable neutralizing antibody responses, but also powerful T cell responses, including long-lasting memory T cell responses in pre-clinical studies to date. To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for PDS0101, PDS0203 and other Versamune® and Infectimune™ based product candidates; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101, PDS0203 and other Versamune® and Infectimune™ based product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including the Company’s ability to fully fund its disclosed clinical trials, which assumes no material changes to our currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim or preliminary results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration studies; the success of the Company’s license agreements, including the potential for the clinical and nonclinical data available under the Company’s exclusive license agreement with Merck KGaA to aid in the development of the Versamune® platform; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Versamune® is a registered trademark and Infectimune™ is a trademark of PDS Biotechnology.
AddaVax™ is a trademark of InvivoGen.
MF59® is a registered trademark of Novartis AG.

Investor Contacts:
Deanne Randolph
PDS Biotech
Phone: +1 (908) 517-3613
Email: drandolph@pdsbiotech.com
Rich Cockrell
CG Capital
Phone: +1 (404) 736-3838
Email: pdsb@cg.capital

Media Contacts:
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